UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: December 31, 2004
                        (Date of earliest event reported)

                          21ST CENTURY HOLDING COMPANY
             (Exact name of registrant as specified in its charter)

            Florida                     0-2500111               65-0248866
-------------------------------   -----------------------    -------------------
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
         incorporation)                                      Identification No.)

       3661 West Oakland Park Blvd., Suite 300
                Lauderdale Lakes, FL                       33311
      ----------------------------------------           ----------
      (Address of principal executive offices)           (Zip Code)

       Registrant's telephone number, including area code: (954) 581-9993
                                                           --------------

                                 NOT APPLICABLE
          -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

      21st Century Holding Company (the "Company") has entered into a Stock Purchase and Redemption Agreement (the "Agreement") dated January 3, 2005 with Express Tax Service, Inc. ("ETS"), Robert J. Kluba ("Kluba") and Robert H. Taylor ("Taylor," together with Kluba, the "Buyers"). The Company currently is the beneficial and record owner of 80% of the issued and outstanding stock of ETS, which in turn owns 100% of the issued and outstanding stock of Express Tax Franchise Corporation ("ETFC"). Kluba is currently the President and a director of ETS and ETFC, and owns the remaining 20% of the issued and outstanding stock of ETS.

      Pursuant to the Agreement, the Company has agreed to sell to the Buyers all of its common stock in ETS for a total purchase price of $660,000. In addition to the cash payment of $660,000 for the shares of ETS to the Company, the Company shall also receive at closing a cash payment equal to $1,200,000 in exchange for the Company's agreement not to compete with the current business of ETS and ETFC for five years following the closing.

      In connection with the Agreement, the Company agreed to extend the expiration dates for the 75,000 outstanding stock options previously granted to Kluba and the 30,000 outstanding stock options previously granted to Kluba's wife, such that 80% of such stock options shall expire, if not exercised, on the first anniversary date of the closing and the remaining 20% of such stock options shall expire on the second anniversary date of the closing, except that none of these options shall be exercisable for the six-month period following the closing.

      In connection with the sale of assets described in Item 8.01 below, the Company also agreed to accelerate the vesting of 103,650 options held by the 50 employees whose employment with the Sellers (defined below) terminated as a result of the closing of the transaction.

Item 8.01 Other Events.

      As previously reported on the Company's Form 8-K filed on December 27, 2004, the Company and its wholly owned subsidiaries, Federated Agency Group, Inc. ("Federated"), Fed USA, Inc. ("Fed USA"), and Assurance Managing General Agents, Inc. ("Assurance," and together with Federated and Fed USA, the "Sellers"), entered into an Asset Purchase Agreement dated December 21, 2004 (the "Asset Purchase Agreement") to sell certain assets related to the Sellers' non-standard automobile insurance agency business located in Florida to Fed USA Retail, Inc. and Fed USA Franchising, Inc. (together, the "Buyers"). The sale of the assets closed on December 31, 2004.

      The Sellers received at closing a cash payment of $7,000,000 and are entitled to receive an additional payment of up to $2,500,000 based on 10% of the "Gross Net Written Premiums" (as defined in the Asset Purchase Agreement) for the 12-month period following the closing date written through the Company's two insurance company subsidiaries or through any insurance company affiliated with the Buyers that exceed $15,000,000 in the aggregate and are less than $40,000,000 in the aggregate. This additional payment, if any, is due and payable 45 days after the end of the 12-month period following the closing.

      The Buyers assumed specified liabilities related to the assets purchased. The Buyers are affiliates of Affirmative Insurance Holdings, Inc. ("Affirmative"), an insurance holding company based in Addison, Texas. Affirmative has guaranteed the Buyers' obligations to make the post-closing payment described above.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    21ST CENTURY HOLDING COMPANY

Date:  January 6, 2005              By:  /s/ Richard A. Widdicombe
                                        --------------------------
                                    Name:    Richard A. Widdicombe
                                    Title:   Chief Executive Officer
                                             (Principal Executive Officer)

Date:  January 6, 2005              By:   /s/ J. Gordon Jennings III
                                        ----------------------------
                                    Name:     J. Gordon Jennings III
                                    Title:    Chief Financial Officer
                                    (Principal Accounting and Financial Officer)